UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2013
Date of Report (Date of earliest event reported)

BIO-SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-147917	90-0557171
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 NE Loop 410, Suite 200, San Antonio, TX 78209
(Address of Principal Executive Offices) (Zip Code)

(210) 268-9409
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2014, the Company entered into an agreement to borrow $42,000 from Capital Consulting, Inc. and execute and deliver two (2) convertible promissory notes, each evidencing repayment of $21,000 with interest at the rate of 8% per annum, a maturity date of six months, and the right of the holder to convert indebtedness due thereunder into shares of the Corporation’s common stock at a conversion rate of $0.0065 per share. The proceeds will be used for working capital, marketing and purchasing inventory. The notes are attached as Exhibit 10.1 & Exhibit 10.2.

Item 1.02 Termination of a Material Definitive Agreement.

On April 7, 2014, the Company terminated the Marketing Services Agreement Dated July 24, 2013 between the Company and Damon R Devitt to produce an infomercial for the Type2Defense product. The Company acknowledges that the infomercial stated in the Marketing Services Agreement dated July 24, 2013 has been completed, but the Company does not desire to complete a media placement using the infomercial or use this infomercial for any benefit to the Company. The Company has resolved to move in a different direction for marketing the Type2Defense product. In addition, the Company acknowledges is owes Mr. Devitt 7,500,000 S-8 shares for completing the infomercial, which must be adjusted for the Company’s 1 for 10 reverse split declared effective on February 26, 2014. Thus, the Company will issue 750,000 S-8 shares (7,500,000 / 10) to Mr. Devitt. The termination letter is attached as Exhibit 10.3.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 19, 2013, the Company announced that Peggy Freeman Knight would be joining the company as Executive Vice-President of Marketing. Ms. Knight has over 20 years of retail experience with Walmart Stores Inc. and Sam’s Club. Her expertise includes operations, marketing, sourcing, product development, vendor relations and financial services. A long-time resident of Rogers, AR, home to the first Walmart which was built in 1962, she is currently the President of a highly successful independent consulting firm which for the past several years has assisted companies in bringing new products into Sam’s and Walmart eco-system and to set them apart from the fierce competition, that all vendors face in the aisles of the nation’s largest retailer. On April 4, 2014, Ms. Knight signed a twenty four (24) month consulting agreement to serve as Executive Vice- President of Marketing. Ms. Knight will be compensated with a $2,500 monthly fee (an aggregate of $60,000). Ms. Knight will also receive Seven Hundred and Fifty Thousand (750,000) unregistered shares of the Company’s common stock. Ms. Knight’s agreement is attached as Exhibit 10.4.

On February 25, 2014, the Company announced a directors, Thomas E. Metzger, PhD, was appointed President and Chief Operating Officer of the Company. Mr Metzger’s background includes executive positions with companies such as South Seas, Wolfgang Puck, Sizzler USA, Kenny Rogers Roasters, Wrapsters and others. He has vast experience in nutrition, hospitality and development management and business management, and currently holds seats on seven (7) Boards of Directors.

On April 8th, 2014, the Company appointed James Hodge as Chairmen of the Company’s board of directors. Mr. Hodge serves as Board Chairman and CEO of ReelTime Rentals, Inc., overseeing and developing the company's new business plan and strategic initiatives. For the previous ten years, Mr. Hodge was a consultant to the private equity firm Capital Consulting, Inc. of Delray Beach, Florida. Prior to this engagement he served as Director of Corporate Credit for Speedcom Wireless Corporation of Sarasota, Florida. He has also managed several seven figure equipment lease portfolios. Mr. Hodge has worked in the development of wireless technology businesses, exploring new and exciting platforms. On April 8th, 2014, Mr, Hodge signed a twelve (12) month management consulting agreement to serve as the Company chairman of the board of directors. Mr. Hodge will be paid at a rate of $1,500 per month for twelve months. In lieu of cash, the Company will issue unregistered shares of the Company’s common stock to Mr. Hodge at the end of each calendar quarter, which shall be determined based on the average closing price of the Company’s common stock, as publicly traded during the last five (5) business days of the pertinent quarter. The first stock issuance shall be within 10 days of June 30, 2014. Mr. Hodge will also receive Two Hundred and Fifty Thousand (250,000) unregistered shares of the Company’s common stock in consideration for joining the Company. Mr. Hodge’s agreement is attached as Exhibit 10.5.

In a special meeting of the board of directors on April 8, 2014, the board voted in favor of amending the Company’s Bylaws to decrease the number of members of the board of directors from three to one. Messrs. Gallagher and Metzger agreed to resign from the board and accept other duties for the Company as follows:

William Gallagher, Chief Executive Officer and director elected to retire from the Company. Mr. Gallagher’s resignation letter is attached as Exhibit 17.1. On April 8, 2014, Mr. Gallagher signed a twenty four (24) month advisory agreement to promote the Company’s product(s), introduce new products and to provide capital formation initiatives. Mr. Gallagher will be compensation with a $2,500 monthly fee (an aggregate of $60,000). In addition, Mr. Gallagher will receive a 10% commission on the collections of sales he consummates. Mr. Gallagher’s agreement is attached as Exhibit 10.6.

The Company has provided Mr. Gallagher with a copy of this current report prior to the filing thereof and he agreed with the disclosure contained in this current report. Mr. Gallagher’s letter is attached as Exhibit 17.2.

Thomas E. Metzger, PhD, President, Chief Operating Officer and director resigned from the Company’s board of directors. Mr. Metzger’s resignation letter is attached as Exhibit 17.3. On April 8, 2014, Mr. Metzger signed a twelve (12) month consulting agreement to continue as the Company’s President. Mr. Metzger will receive Two Hundred and Fifty Thousand (250,000) unregistered shares of the Company’s common stock in consideration for prior services rendered to the Company. In addition, the Company agreed to pay the Mr. Metzger $18,000 for the twelve month consulting period. In lieu of cash, the Company will issue unregistered shares of the Company’s common stock at September 4, 2014 equal to $18,000 with a cap of 250,000 unregistered shares of the Company’s common stock which shall be determined based on the average closing price of the Company’s common stock, as publicly traded, during the last five (5) business days prior to September 8, 2014. Mr. Metzger’s agreement is attached as Exhibit 10.8.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 10, 2014, the Board of Directors of Bio-Solutions Corp. (the “Company”) unanimously voted to reverse split the Company’s common stock on the basis of one share of the Company’s common stock for each 10 shares outstanding while maintaining the authorized capital structure of the Company at 200,000,000 shares. The Board resolution set the date of record for shareholder approval on January 14, 2014.

As of January 29, 2014, the Company obtained the written consent in lieu of a meeting of the shareholders to authorize a reverse split of the Company’s common stock on a 1:10 basis while maintaining the authorized capital structure of the Company at 200,000,000 shares. Shareholders owning a total of 100,992,469 shares of the Company’s common stock voted in favor of the reverse split. There were a total of 199,611,900 shares of common stock issued and outstanding as of January 14, 2014 (the date of record). The number of shares of common stock voting in favor of the reverse split was sufficient for approval.

On February 4, 2014, the Company filed a Certificate of Change with the State of Nevada affecting a 1-for-10 reverse split as discussed above. A copy of the Certificate of Change is attached hereto as Exhibit 3.1.

The effective date of the above corporate action was February 26, 2014, as approval by the Financial Industry Regulatory Authority.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
3.1	Certificate of Change filed with the Secretary of State of Nevada on February 4, 2014.
10.1	Convertible Promissory Note, executed as of April 8, 2014, by and between Bio-Solutions Corp and Capital Consulting Inc.
10.2	Convertible Promissory Note, executed as of May 8, 2014, by and between Bio-Solutions Corp and Capital Consulting Inc.
10.3	Damon R Devitt Termination letter as of April 7, 2014.
10.4	Sales Consulting Agreement, executed as of April 4, 2014, by and between Bio-Solutions Corp and Peggy Knight.
10.5	Management Consulting Agreement, executed as of April 8, 2014, by and between Bio-Solutions Corp and James Hodge.
10.6	Advisor Agreement, executed as of April 8, 2014, by and between Bio-Solutions Corp and William Gallagher.
10.7	Management Consulting Agreement, executed as of April 8, 2014, by and between Bio-Solutions Corp and Thomas Metzger, PhD.
17.1	Letter of Resignation as of April 8, 2014, William J Gallagher.
17.2	Approval Letter as of April 14, 2014, William J Gallagher.
17.3	Letter of Resignation as of April 8, 2014, Thomas Metzger, PhD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-SOLUTIONS CORP.

Date: April 15, 2014	By:	/s/ Thomas Metzger, PhD
Thomas Metzger, PhD, President

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Change filed with the Secretary of State of Nevada on February 4, 2014.
10.1	Convertible Promissory Note, executed as of April 8, 2014, by and between Bio-Solutions Corp and Capital Consulting Inc.
10.2	Convertible Promissory Note, executed as of May 8, 2014, by and between Bio-Solutions Corp and Capital Consulting Inc.
10.3	Damon R Devitt Termination letter as of April 7, 2014.
10.4	Sales Consulting Agreement, executed as of April 4, 2014, by and between Bio-Solutions Corp and Peggy Knight.
10.5	Management Consulting Agreement, executed as of April 8, 2014, by and between Bio-Solutions Corp and James Hodge.
10.6	Advisor Agreement, executed as of April 8, 2014, by and between Bio-Solutions Corp and William Gallagher.
10.7	Management Consulting Agreement, executed as of April 8, 2014, by and between Bio-Solutions Corp and Thomas Metzger, PhD.
17.1	Letter of Resignation as of April 8, 2014, William J Gallagher.
17.2	Approval Letter as of April 14, 2014, William J Gallagher.
17.3	Letter of Resignation as of April 8, 2014, Thomas Metzger, PhD.